CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment 4 of our report dated December 21, 2009 relating to the September 30, 2009 and 2008 consolidated financial statements of NuGen Holdings, Inc. f/k/a InovaChem, Inc. and subsidiaries.

We also consent to the reference to our Firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement.

/s/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
November 5, 2010